EXHIBIT 4.14

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 19, 2016

To

INDENTURE

dated as of July 7, 2016

among

MOLSON COORS BREWING COMPANY, as Issuer

THE GUARANTORS NAMED THEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
THIS THIRD SUPPLEMENTAL INDENTURE, dated as of August 19, 2016 (this “Third Supplemental Indenture”), to the Indenture dated as of July 7, 2016 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of July 7, 2016 and the Second Supplemental Indenture thereto dated as of July 7, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Third Supplemental Indenture, the “Indenture”), is among Molson Coors Brewing Company, a Delaware corporation (the “Company”), CBC Holdco LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Coors Brewing Company, a Colorado corporation, MC Holding Company LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Canada 2005, an Ontario partnership, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Coors Holdco Inc., a Delaware corporation, Molson Coors International LP, a Delaware limited partnership, and Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company, (collectively, the “Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).
WHEREAS, Section 16.6 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;

WHEREAS, Section 16.6 of the Original Indenture provides that a Guarantor shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, if at any time when no Default or Event of Default has occurred and is continuing with respect to Securities of any series so guaranteed, such Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (A) the Company’s then existing primary credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, Coors International Holdco, ULC has been released as a guarantor under certain Subsidiary Guarantee Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) in connection with the Company’s revolving credit facility, and shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, together with the concurrent automatic release under the Supplemental Indentures herein;
WHEREAS, Section 14.1(k) of the Original Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantors with respect to any series of Securities, including any Guarantors, or to evidence the release of any Guarantor from their Guarantees of Securities in accordance with the terms of the Indenture and the applicable series of Securities;
WHEREAS, the Company desires to add Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company (the “New Guarantor”), as a Guarantor under the Indenture;
NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of Coors International Holdco, ULC has been automatically released on the date hereof and that Coors International Holdco, ULC has no further obligations under the Indenture, the Notes or the Guarantee and is no longer a Guarantor.
Section 3.    Addition of Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.

Section 4.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Third Supplemental Indenture, in which case the terms of this Third Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Third Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 5.    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 6.    Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 7.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President Treasurer
GUARANTORS:	CBC HOLDCO LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

CBC HOLDCO 2 LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Third Supplemental Indenture]

MC HOLDING COMPANY LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
NEWCO3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON CANADA 2005 By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Third Supplemental Indenture]

MOLSON COORS CALLCO ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS HOLDCO INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS INTERNATIONAL LP By: MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Third Supplemental Indenture]

COORS INTERNATIONAL HOLDCO 2, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
by DEUTSCHE BANK NATIONAL TRUST COMPANY
By: /s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President
By: /s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

[Signature Page to Third Supplemental Indenture]